                        Independent Accountants' Report

The Board of Directors Navistar
Financial Corporation:

We  have examined  Navistar  Financial  Corporation's (the Company)  compliance with  the  minimum  servicing  standards  set  forth  in the  Mortgage  Bankers
Association of America's Uniform Single Attestation Program for Mortgage Bankers
(USAP)as of and for the year ended October 31, 2005, except for items I.2, I.4,
III.1,  III.2,  III.3,  III.4,  III.6,  V.2,  V.3,  V.4, and VII.1,  for  the
servicing  of  receivables  for  the  Navistar  Financial  2005-A  Owner  Trust.
Management  is  responsible  for  the  Company's  compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion  about  the  Company's  compliance  based  on  our  examination.  Our examination was conducted in accordance with attestation standards  established by the American  Institute of Certified  Public  Accountants,  and accordingly, included  examining,  on a test basis,  evidence about the Company's compliance with the minimum servicing  standards specified above and performing such other procedures as we  considered  necessary in the  circumstances.  We believe that our examination provides a reasonable  basis for our opinion.  Our examination does not  provide a  legal  determination  on the Company's compliance with the minimum servicing standards.

Our  examination  disclosed  the  following  material  noncompliance  with  the minimum servicing  standards of USAP during the year ended  October 31, 2005.
The Company did not comply with the  requirements  that  custodial  bank account and related bank clearing  account  reconciliations  be reviewed and approved by someone other than the person who prepared the  reconciliation, and that they be prepared  within 45 days after the cutoff date as  specified  in items I.1.b and
I.1.c in USAP's minimum servicing standards.

In our opinion, except for the material noncompliance described in the preceding paragraph,  the Company complied with the  aforementioned  minimum  servicing standards  as of and for the year ended  October  31,  2005,  in all  material respects.

                                               \s\ KPMG, LLP

January 31, 2008